UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2005

ALPHASMART, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50570	77-0298384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

973 University Avenue

Los Gatos, California 95032

(Address of principal executive offices, including zip code)

(408) 355-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 1, 2005, AlphaSmart, Inc., a Delaware corporation (“AlphaSmart”), PalmSource, Inc. and PalmSource Overseas Limited (formerly Palm Platform Overseas Limited, the successor-in-interest to Palm Ireland Investment) entered into Amendment No. 4 to the Software License Agreement, dated as of June 29, 2001, as amended by Amendment No. 1 effective June 14, 2002, and further amended by Amendment No. 2 effective November 15, 2002, and further amended by Amendment No. 3 effective February 27, 2004 (the “License Agreement”). Amendment No. 4 extends the term of the License Agreement for an additional two years, such that the License Agreement will expire at midnight on December 31, 2010. In addition, Amendment No. 4 eliminates future minimum royalty contribution obligations in favor of AlphaSmart’s commitment to a non-refundable advance payment of royalties and further discontinues AlphaSmart’s entitlement to receive and obligation to pay for maintenance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHASMART, INC.

By:	/s/ Ketan D. Kothari
Ketan D. Kothari Chief Executive Officer

Date: June 6, 2005